UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 20, 2004

                           SOUTHWEST COMMUNITY BANCORP

             Incorporated Under the Laws of the State of California


      000-50545                                      30-0136231
Commission File Number                   I.R.S Employer Identification Number

                               5810 El Camino Real
                           Carlsbad, California 92008
                            Telephone: (760) 918-2616


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) (1) Effective October 20, 2004, the Board of Directors of Southwest Community Bancorp ("the Company") appointed Alan J. Lane as President and Chief Operating Officer. Frank J. Mercardante, who previously served as both President and Chief Executive Officer, will continue as the Company's Chief Executive Officer.

    (2) Mr. Lane, 42, has been Vice Chairman and Chief Executive Officer of the Company's subsidiary Financial Data Solutions, Inc. since July 2004. Previously he was President and Chief Executive Officer of Business Bank of California and Business Bancorp from April 1998 to April 2004. Mr. Lane also currently services on the Board of Directors of Natural Alternatives International, Inc. a formulator and manufacturer of nutritional supplements, headquartered in San Marcos, California.

    (3) An employment agreement with Mr. Lane is presently under discussion.

(d) (1) Effective October 20, 2004, the Company appointed Stuart F. McFarland and Alan J. Lane to the boards of directors of Southwest Community Bancorp and its subsidiary Southwest Community Bank ("the Bank"). Mr. McFarland is Executive Vice President of the Company and President and Chief Operating Officer of the Bank.

    (2) None.
    (3) The new directors have not been named to committees as of this date.
    (4) None.

Item 9.01.   Financial Statements and Exhibits

 (c)  List of Exhibits

      99.1  Press Release of Southwest Community Bancorp dated October 20, 2004.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  SOUTHWEST COMMUNITY BANCORP

DATE: October 20, 2004                            By:/s/ Frank J. Mercardante
                                                     ------------------------
                                                         Frank J. Mercardante
                                                                President and
                                                      Chief Executive Officer